UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2017

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 6, 2017, AudioEye, Inc. (“AudioEye” or the “Company”) issued a press release announcing its 2017 financial targets. The Company anticipates cash contract bookings of $4.0 to $6.0 million for 2017, compared to $1.9 million in 2016.

AudioEye also announced its prospective new business pipeline is now in excess of $5.4 million, compared to approximately $1.5 million at the same time in 2016.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events

On February 6, 2017, the Company issued a press release announcing its 2017 financial targets. The Company anticipates cash contract bookings of $4.0 to $6.0 million for 2017, compared to $1.9 million in 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit 99.1 Press Release dated February 6, 2017.

The information furnished in this Current Report under Item 2.02, Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2017	AUDIOEYE, INC.

	By:	/s/ TODD BANKOFIER
Todd Bankofier, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated February 6, 2017.